As filed with the Securities and Exchange Commission on June 7, 2002
                                                      Registration No. 333-_____

                     U.S. SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                             -----------------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                             -----------------------

                                   MOCON, INC.
             (Exact name of registrant as specified in its charter)

                    MINNESOTA                              41-0903312
          (State or other jurisdiction of               (I.R.S. Employer
          incorporation or organization)              Identification No.)

            7500 BOONE AVENUE NORTH
                 MINNEAPOLIS, MN                             55428
    (Address of Principal Executive Offices)               (Zip Code)

                             -----------------------

                  MODERN CONTROLS, INC. 1998 STOCK OPTION PLAN
                            (Full title of the plan)

                             -----------------------

                                  DANE ANDERSON
                   VICE PRESIDENT AND CHIEF FINANCIAL OFFICER
                             TREASURER AND SECRETARY
                             7500 BOONE AVENUE NORTH
                              MINNEAPOLIS, MN 55428
                                  763-493-6370
                      (Name, address and telephone number,
                   including area code, of agent for service)

                            -------------------------

        APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC:
           IMMEDIATELY UPON THE FILING OF THIS REGISTRATION STATEMENT

                              --------------------

                         CALCULATION OF REGISTRATION FEE

========================= ==================== =========================== ============================= ===================
  TITLE OF SECURITIES        AMOUNT TO BE      PROPOSED MAXIMUM OFFERING    PROPOSED MAXIMUM AGGREGATE       AMOUNT OF
    TO BE REGISTERED        REGISTERED (1)        PRICE PER SHARE (2)           OFFERING PRICE (2)        REGISTRATION FEE
------------------------- -------------------- --------------------------- ----------------------------- -------------------
Common Stock, par value
$0.10 per share             550,000 shares               $10.75                     $5,912,500               $5,439.50
========================= ==================== =========================== ============================= ===================

(1) In addition, pursuant to Rule 416(c) under the Securities Act of 1933, as amended (the "Securities Act"), this Registration Statement also covers an indeterminate number of additional shares that may be offered and sold as a result of anti-dilution provisions described in the above-referenced plans.

(2) Estimated solely for the purpose of calculating the amount of the registration fee and calculated pursuant to Rule 457(h) under the Securities Act on the basis of the average high and low reported sales prices of MOCON's common stock on June 3, 2002, as reported on the Nasdaq National Market System.

                    STATEMENT UNDER GENERAL INSTRUCTION E --
                      REGISTRATION OF ADDITIONAL SECURITIES

     Pursuant to General Instruction E of Form S-8, this Registration Statement is filed solely to register an additional 550,000 shares of common stock, par value $0.10 per share, of MOCON, Inc. reserved for issuance under the Modern Controls, Inc. 1998 Stock Option Plan (the "Plan").

      On February 12, 2002, the Board of Directors of MOCON, Inc. voted to increase the number of shares reserved for issuance under the Plan by an aggregate of 550,000 shares, subject to approval by the shareholders of MOCON, Inc. This increase was approved by the shareholders of MOCON, Inc. at the annual meeting of the shareholders of MOCON, Inc. on May 21, 2002.

     Pursuant to Instruction E, the contents of MOCON, Inc.'s Registration Statement on Form S-8, File No. 333-58789, including without limitation periodic reports that MOCON, Inc. filed, or will file, after the filing of such Form S-8 to maintain current information about MOCON, Inc. are hereby incorporated by reference into this Registration Statement pursuant to General Instruction E of Form S-8.

                                     PART II
               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 8. EXHIBITS.

Exhibit No.      Description
-----------      -----------

5.1              Opinion and Consent of Oppenheimer Wolff & Donnelly LLP

23.1             Consent of Oppenheimer Wolff & Donnelly LLP (included in
                 Exhibit 5.1)

23.2             Consent of KPMG LLP

24.1             Powers of Attorney (see page 2)

                                INDEX TO EXHIBITS

NO.    ITEM                                               METHOD OF FILING
---    ----                                               ----------------

5.1    Opinion of Oppenheimer Wolff & Donnelly LLP........Filed herewith electronically.

23.1   Consent of Oppenheimer Wolff & Donnelly LLP........Included in Exhibit 5.1.

23.2   Consent of KPMG LLP................................Filed herewith electronically.

24.1   Powers of Attorney.................................Included on page 2 of this Registration Statement

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Brooklyn Park, State of Minnesota.

Dated: June 6, 2002             MOCON, INC.

                                By: /s/  Robert L. Demorest
                                    ------------------------------
                                    Robert L. Demorest, President, Chief
                                    Executive Officer and  Chairman of the Board
                                    (principal executive officer)

                               POWERS OF ATTORNEY

         Each person whose signature appears below constitutes and appoints Robert L. Demorest and Dane D. Anderson, and either of them, his true and lawful attorney-in-fact and agent with full powers of substitution and resubstitution, for and in his name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or his substitute or substitutes, may lawfully do or cause to be done by virtue thereof.

         Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed on June 6, 2002 by the following persons in the capacities indicated.

Signature                           Title
---------                           -----

                                    President, Chief Executive Officer and
/s/ Robert L. Demorest              Chairman of the Board
------------------------------      (principal executive officer and Director)
Robert L. Demorest

                                    Vice President, Chief Financial Officer,
/s/ Dane D. Anderson                Treasurer and Secretary
------------------------------      (principal financial and accounting Officer)
Dane D. Anderson

/s/ Dean B. Chenoweth               Director
------------------------------
Dean B. Chenoweth

/s/ J. Leonard Frame                Director
------------------------------
J. Leonard Frame

/s/ Daniel W. Mayer                 Director
------------------------------
Daniel W. Mayer

/s/ Ronald A. Meyer                 Director
------------------------------
Ronald A. Meyer

/s/ Richard A. Proulx               Director
------------------------------
Richard A. Proulx

/s/ Paul L. Sjoquist                Director
------------------------------
Paul L. Sjoquist

/s/ Tom C. Thomas                   Director
------------------------------
Tom C. Thomas